UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 12, 2016
Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Compensation
The Compensation Committee (the “Committee”) of the Board of Directors of IPG Photonics Corporation (the “Company”) has taken the actions described below relating to the compensation of the “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K, of the Company as of December 31, 2015 and certain other executive officers of the Company.
The Committee recently approved incentive payouts for 2015, merit increases in base salaries and determined performance measures and target incentive payouts for 2016 for the named executive officers and other executive officers.
The Committee reviewed the financial performance of the Company in 2015 against the Company’s Senior Executive Short-Term Incentive Plan (the “STIP”) for fiscal year 2015. Based upon the financial performance of the Company in 2015 and individual performances of the executives, the Committee approved the payments below in accordance with the 2015 STIP. The financial performance in 2015 exceeded the net sales and adjusted EBIT targets in the 2015 STIP.

Name and Title	2015 STIP Payout
Valentin P. Gapontsev, Ph.D., Chief Executive Officer and Chairman of the Board	$713,582
Timothy P.V. Mammen, Chief Financial Officer and Senior Vice President	$342,223
Eugene Scherbakov, Ph.D., Managing Director of IPG Laser GmbH and Senior Vice President-Europe	€327,743
Angelo P. Lopresti, General Counsel, Secretary and Senior Vice President	$284,911
Alexander Ovtchinnikov, Ph.D., Senior Vice President-Components	$277,003
In accordance with the employment agreements with such executive officers, the Committee annually reviews each executive's performance and base salary in light of comparable data from peer companies and other high-tech publicly held companies, and the Company’s performance and growth. As a result, the Committee determined to increase the salaries as set forth below. The table below sets forth the base salaries for 2016 for each named executive officer:

Name	Base Salary 2015	Base Salary 2016
Valentin P. Gapontsev, Ph.D.	$662,500	$735,400
Timothy P.V. Mammen	$423,800	$436,500
Eugene Scherbakov, Ph.D.	€406,228	€461,555
Angelo P. Lopresti,	$396,800	$408,700
Alexander Ovtchinnikov, Ph.D.	$385,700	$397,300
The Committee approved annual targets and incentive payouts for the named executive officers and other executive officers for fiscal year 2016 under the STIP. Consistent with prior years, the Committee identified two financial performance measures: net sales and adjusted EBIT (excluding equity-based compensation expenses, expenses for unbudgeted litigation and foreign currency transaction gains and losses), each as determined under the STIP, and assigned a 50% weighting factor to each financial performance goal. The Committee chose to focus on revenue growth and pretax profits so that our executive officers would be incentivized to deliver the types of growth that benefit our stockholders, namely increasing sales and profits.
Under the 2016 STIP, the executives can receive cash incentive payments set forth in the table below as a percentage of base salaries based upon achievement of the minimum to maximum objectives for both financial performance measures and for individual performance. If the financial performance exceeds one or more of the maximum financial objectives, the incentive payments to the executive would increase as determined by linear interpolation, subject to limits on maximum award payouts. Consistent with our pay-for-performance philosophy, no cash incentive payments would be made if the minimum financial objectives established by the Compensation Committee in 2016 are not met. The individual goals and objectives for the Chief Executive Officer include operational and strategic targets determined by the independent directors of the Company's Board of Directors.
The overall target awards in the table below are a percentage of the respective base salaries. The company-wide financial objectives are the same for all executive officers to foster a shared commitment among executives.

Name	Target	Financial Performance Minimum	Financial Performance Maximum	Individual Performance Maximum	Maximum Award Payout
Valentin P. Gapontsev, Ph.D.	100%	18.8%	112.5%	25%	225%
Timothy P.V. Mammen	75%	14%	84%	19%	225%
Eugene Scherbakov, Ph.D.	75%	14%	84%	19%	225%
Angelo P. Lopresti	67%	12.5%	75%	17%	225%
Alexander Ovtchinnikov, Ph.D.	67%	12.5%	75%	17%	225%
The Committee may make adjustments to our overall corporate performance goals and the ways that our actual performance results are calculated that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation or changes in accounting or taxation standards. These adjustments also may exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructurings, acquisitions or divestitures.
The Committee also approved grants of long term incentives in the form of equity awards. For 2015 equity-based awards, our program consists of 33% each in the forms of service-based stock options, restricted stock units ("RSUs") and performance-based stock units ("PSUs"). The stock options awarded have an exercise price of $81.89 per share, the closing price on February 18, 2016, the date of grant, and expire on February 17, 2026. The stock options and RSUs vest in one installment on March 1, 2020. With respect to the PSUs, the Committee decided to measure performance of the Company's stock as compared to the Russell 3000 Index, of which the Company is a member. For each 1% that IPG's common stock exceeds the performance of the Russell 3000 Index for the trailing 60 trading days from the end of the performance measurement period (March 1, 2019) against the comparable period from the beginning of the performance measurement period (March 1, 2016), the grant recipient would receive a 2% increase in the number of shares above target (up to a maximum cap of 200% of the target award). For each 1% below the Russell 3000 Index's performance, the grant recipient would receive a 2% decrease in the number of shares (down to zero). The vesting date for the PSUs is March 1, 2020, should any PSUs vest at all. Dividends, if any, on shares underlying the PSUs do not vest until the PSUs vest.

The table below sets forth the stock options, RSUs and PSUs awarded by the Compensation Committee to the named executive officers:

Name	Service-Based Stock Options	Service-Based Restricted Stock Units	Performance Stock Units
Valentin P. Gapontsev, Ph.D.	—	—	—
Timothy P.V. Mammen	7,592	3,796	3,796
Eugene Scherbakov, Ph.D.	7,592	3,796	3,796
Angelo P. Lopresti	5,861	2,930	2,930
Alexander Ovtchinnikov, Ph.D.	6,394	3,197	3,197
Historically, the Dr. Gapontsev, our Chief Executive Officer, has not received annual grants of stock options, RSUs or PSUs because, as the Company’s founder and the holder of a large number of common stock of the Company, he has the perspective of an owner with a significant financial stake in the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
February 19, 2016	\s\ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Secretary